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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our reports dated April 2, 1999 relating to the financial statements and financial statement schedule of InterNAP Network Services Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                    PricewaterhouseCoopers LLP


Seattle, Washington
September 17, 1999